EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 24, 2021

To the Benefits Administration Committee

BMO Financial Corp.

We consent to the incorporation by reference in Registration Statement No. 333-177579 of Bank of Montreal on Form S-8 of our report dated June 24, 2021, appearing in this Annual Report on Form 11-K of the Employees’ 401(k) Savings Plan of Bank of Montreal/Harris as of, and for the year ended, December 31, 2020.

/s/ GEORGE JOHNSON & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

Chicago, Illinois